UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2006 (August 23, 2006)

Cendant Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 413-1800

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2006, Cendant Corporation (“Cendant”) completed the sale of the business of Travelport Inc., Cendant’s travel distribution services subsidiary (“Travelport”), pursuant to a definitive agreement, dated June 30, 2006 (as amended), by and among Cendant Corporation, Travelport and TDS Investor Corporation (formerly known as TDS Investor LLC), an affiliate of The Blackstone Group (the “purchaser”), for $4.3 billion in cash subject to closing adjustments.

As required by the terms of the Separation and Distribution Agreement, dated July 27, 2006, the net proceeds (after taxes, fees and expenses, and retirement of Travelport borrowings) from the sale will be distributed to Wyndham Worldwide Corporation (“Wyndham”), to be used by Wyndham to reduce its corporate indebtedness, and Realogy Corporation (“Realogy”), to be used by Realogy to reduce its corporate indebtedness and for share repurchases. Approximately $760 million of the net proceeds will be distributed to Wyndham and approximately $1.4 billion of the net proceeds will be distributed to Realogy.

As of June 30, 2006, Travelport had assets and liabilities of approximately $6.3 billion and $1.8 billion, respectively. In connection with this transaction, during third quarter 2006, we expect to record an after-tax loss on the sale of Travelport of approximately $500 million to $600 million. This expected loss is subject to change, including revisions related to (i) certain tax-related indemnities we are providing to the purchaser and certain residual guarantees, (ii) assumptions concerning income taxes and (iii) post-closing adjustments.

A copy of the press release announcing the completion of the disposition of Travelport is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information included in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this item. As expected, upon the completion of the disposition of Travelport, (i) Henry R. Silverman and James E. Buckman ceased serving as Chairman and Chief Executive Officer, and Vice Chairman and General Counsel, respectively, (ii) each of Messrs. Silverman and Buckman and Myra J. Biblowit, George Herrera, Stephen P. Holmes, Louise T. Blouin MacBain, Cheryl D. Mills, The Right Honourable Brian Mulroney, Robert E. Nederlander, Robert W. Pittman, Pauline D.E. Richards and Robert F. Smith ceased to serve as a member of the Board of Directors, (iii) Ronald L. Nelson has been appointed Chairman and Chief Executive Officer, F. Robert Salerno has been appointed President and Chief Operating Officer, David B. Wyshner has been appointed Executive Vice President, Chief Financial Officer and Treasurer and Karen C. Sclafani has been appointed Executive Vice President and General Counsel and (iv) F. Robert Salerno and Stender E. Sweeney have been appointed as Directors.

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Upon completion of the disposition of Travelport, the composition of the Committees of the Board of Directors was also changed. Such changes are as follows:

Committee	Members Prior to Travelport Disposition	Members Post Travelport Disposition
Audit Committee	Mses. Richards (Chairman), Mills and Rosenberg and Mr. Smith	Messrs. Sweeney (Chairman) and Edelman and Ms. Rosenberg

Compensation Committee	Mr. Smith (Chairman), Mses. Biblowit and Rosenberg	Ms. Rosenberg (Chairman) and Messrs. Coleman and Edelman

Governance Committee	Messrs. Nederlander (Chairman) and Mulroney and Mses. Mills and Rosenberg	Messrs. Coleman (Chairman) and Sweeney and Ms. Rosenberg

Executive Committee	Messrs. Silverman (Chairman), Buckman, Nelson and Edelman	Messrs. Nelson (Chairman), Salerno and Edelman

The Separation Committee, which was comprised of Messrs. Pittman and Edelman and Ms. Rosenberg, ceased to exist upon completion of the Travelport disposition. The Policy Committee, which was comprised of Messrs. Coleman (Chairman), Herrera and Edelman and Ms. Biblowit, is not expected to continue to exist with the completion of the Travelport disposition and the responsibilities of the Policy Committee will be assumed by one of the other Committees of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

The third paragraph of Item 2.01 above is incorporated by reference herein.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release of Cendant Corporation, dated August 23, 2006

99.2	Unaudited Pro Forma Financial Information (Incorporated by reference to Exhibit 99.2 to Cendant Corporation’s Current Report on Form 8-K dated August 4, 2006).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By:	/s/ David B. Wyshner
David B. Wyshner
Executive Vice President, Chief
Financial Officer and Treasurer

Date: August 24, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Cendant Corporation, dated August 23, 2006

99.2	Unaudited Pro Forma Financial Information (Incorporated by reference to Exhibit 99.2 to Cendant Corporation’s Current Report on Form 8-K dated August 4, 2006.)

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